Exhibit 10.30
FOURTH AMENDMENT TO LEASE AGREEMENT
     THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is entered into on May 26, 2004 by Ryan Companies US, Inc., a Minnesota corporation (“Landlord”), Pegasus Solutions Companies, a Delaware corporation (“Tenant”), and Pegasus Solutions, Inc., a Delaware corporation (“Guarantor”).
Recitals:
     A. Landlord and Tenant entered into that certain Lease Agreement for the premises located at 14000 North Pima Road, Scottsdale, Arizona dated as of September 14, 2001, as amended by that certain First Amendment to Lease Agreement dated as of June 28, 2002 and that certain Second Amendment to Lease Agreement dated as of February 28, 2003 and that certain Third Amendment to Lease Agreement dated as of September 30, 2003 (collectively the Lease).
     B. Landlord and Tenant desire to further amend the Lease to establish the Expansion Space Commencement Date and the adjusted annual Base Rent.
     C. Except as specifically defined in this Fourth Amendment, all capitalized terms used herein shall have the same meaning as set forth in the Lease.
Covenants:
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
     1. The Expansion Space Commencement Date is March 15, 2004.
     2. The rentable area of the Expansion Space is 19,975 square feet.
     3. Effective March 15, 2004, the annual Base Rent is increased to the following amounts:

Rental Period	Annual Base Rent
March 15, 2004 – January 31, 2008	$3,582,599.00
February 1, 2008 – January 31, 2013	$3,962,986.00
     4. Notwithstanding anything to the contrary herein, or in the Lease, the CAM Forgiveness Period (as defined in Section 3.2(b)(1) of the Lease) shall not apply to the Expansion Space.
     5. Paragraph 6 of the Second Amendment to Lease Agreement shall be amended to read as follows:

   “Annual Base Rent stated in Paragraph 5 of this Second Amendment to Lease Agreement includes certain Tenant Improvement costs over the Tenant Improvement Allowance equal to $4.00 per square foot of Rentable Area of the Premises, which have been amortized over the initial ten-year Term of the Lease at a per annum rate of interest of ten percent (10%). The amortization schedule for such additional Rent is set forth in Exhibit B attached hereto.”
     6. Guarantor hereby consents to this Fourth Amendment.
     7. In the event of any inconsistency between the provisions of the Lease and this Fourth Amendment, this Fourth Amendment will govern. Except as expressly provided above, the Lease shall remain in full force and effect without change.
     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first written above.

LANDLORD:	TENANT:

RYAN COMPANIES US, INC.,	PEGASUS SOLUTIONS COMPANIES,
a Minnesota corporation	a Delaware corporation

By:	By:

Its:	Its:

GUARANTOR:

PEGASUS SOLUTIONS, INC., a Delaware corporation

By:

Its: